UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2019

Tengjun Biotechnology Corp.

 (Exact name of registrant as specified in its charter)

Nevada	333-169397	27-3042462
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

527 Siltstone Place

Cary, NC 27519

 (Address of principal executive offices and zip code)

(919) 869-0279

 (Registrant’s telephone number, including area code)

China Herb Group Holdings Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2019, the sole director of China Herb Group Holdings Corporation (the “Company”) appointed Mr. Xianchang Ma as the Company’s Vice President and Director, Ms. Suzhen Zhang as the Company’s Director, and Ms. Huaping Lu as the Company’s Director, effective December 10, 2019.

Xianchang Ma, age 44, established a company named Jinan Tengiun Biological Technology Co., Ltd in 2014. Over the years, Mr. Ma has devoted himself to enterprise management and has abundant corporate management experience. In 2015, he returned to the county of Jinxiang and founded the company of Jinxiang Kanglong Water Purification Equipment Co., Ltd. On November 22, 2011, he established the company named Jinan Kanglong Environmental Protection Technology Co., Ltd; From 2009 to 2011, Mr. Ma served as Marketing and Sales Director of Shijiazhuang Shikang Fuchang Technology Co., Ltd. From 2007 to 2009, he was the sales clerk of Shenzhen Rongge Company. And from 1994 to 2007, Mr. Ma was self-employed.

Mr. Ma does not have any family relationship with any other director or executive officer of the Company. There have been no related party transactions between the Company and Mr. Ma reportable under Item 404(a) of Regulation S-K. Mr. Ma will not receive compensation as the Company’s officer and director.

Suzhen Zhang, age 65, has served as the executive manager of Tengjun Biotechnology Corp. since 2015. From 2004 to 2014, Ms. Zhang was the chairman and General Manager of Nanjing Zhuoren Communication Co., Ltd. From 1997 to 2002, she was the Director of Jiangyan Telecommunication Bureau. In 1996, Ms. Suzhen Zhang served as Director of Taizhou Telecommunication Bureau. In 1989, Ms. Zhang was chief of the Unit of Taizhou Telecommunication Bureau. In the year of 1971, Ms. Zhang started to do maintenance work at Jiangsu Jiangyan Telecommunication Bureau.

Ms. Zhang does not have any family relationship with any other director or executive officer of the Company. There have been no related party transactions between the Company and Ms. Zhang reportable under Item 404(a) of Regulation S-K. Ms. Zhang will not receive compensation as the Company’s director.

Huaping Lu, age 52, has served as the operating manager of Tengjun Biotechnology Corp. since 2011. From 1996 to 2010, she was the owner of Changzhou Jianding Shopping Mall. From 1990 to 1995, she was the accountant of Changzhou Chashan Shopping Center. Mrs. Huaping Lu graduated from Changzhou LiuGuoJun Polytech majoring in accounting in 1989.

Ms. Lu is a sibling of Qiuping Lu, the CEO, CFO and director of the Company. There have been no related party transactions between the Company and Ms. Lu reportable under Item 404(a) of Regulation S-K. Ms. Lu will not receive compensation as the Company’s director.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 8.01. Other Events

On November 22, 2019, the board of directors of the Company adopted a resolution to change the name of the Company to Tengjun Biotechnology Corp. (the “Name Change”) and to change the symbol of the Company to TJBH (the “Symbol Change”). On November 22, 2019, the stockholders who hold majority voting rights of the Company have consented to the Name Change, the Symbol Change and a related amendment of articles of incorporation (the “Amendment of Articles of Incorporation”). On November 25, 2019, the Company filed the Amendment of Articles of Incorporation with the State of Nevada to change the name, effective December 9, 2019.

On December 6, 2019, FINRA approved the Company’s Name Change and Symbol Change request.

Effective December 9, 2019, the Company’s name is Tengjun Biotechnology Corp. and the symbol for the

Company’s common stock is TJBH.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amendment of Articles of Incorporation dated November 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: December 12, 2019

Tengjun Biotechnology Corp.

	By:	/s/ Qiuping Lu
Qiuping Lu
Chief Executive Officer, Chief Financial Officer and President

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